Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the reoffer prospectus constituting a part of this Registration Statement on Form S-8 of our report dated March 26, 2021, relating to the financial statements of Nautilus Biotechnology Inc. (f/k/a ARYA Sciences Acquisition Corp III.) which is incorporated by reference in this reoffer prospectus, and to the reference to our Firm under the caption “Experts” in the reoffer prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
August 10, 2021